
                                                        EXHIBIT 1
                                                        ---------


                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                    Smith Barney Fund Management LLC and Salomon Brothers Asset Management, Inc,
                    each an investment advisor in accordance with Section 240.13d-1(b)
                    (1)(ii)(E)

                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.


                    Date: February 6, 2003



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary

